UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 15, 2008

TRUE RELIGION APPAREL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51483	98-0352633
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2263 East Vernon Avenue

Vernon, California 90058

(Address of Principal Executive Offices, Zip Code)

(323) 266-3072

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Michael Buckley, the president of True Religion Apparel, Inc. (the “Company”), has informed the Company that he has adopted a stock trading plan in accordance with Rule 10b5-1 promulgated under the Securities and Exchange Act of 1934, as amended.

Under Rule 10b5-1, directors, officers and other employees may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times when they are not in possession of material non-public information. Using 10b5-1 plans, individuals can gradually diversify their investment portfolios, spread stock trades over an extended period of time to reduce market impact, and avoid concerns about transactions occurring at a time when they might possess material non-public information.

Mr. Buckley’s 10b5-1 plan, which was adopted on May 15, 2008, provides for the sale, from June 16, 2008 through March 31, 2009, of up to 100,000 shares of Company Common Stock at minimum prices ranging from $28.90 to $34.90. Mr. Buckley has told the Company that he will use the proceeds from the sale of Company Common Stock to purchase a primary residence in Southern California, as he relocated from New York when he joined the Company in 2006.

Mr. Buckley has told the Company that all transactions under his 10b5-1 plan will be disclosed by him publicly in accordance with applicable securities laws.

The Company does not undertake to report any modifications, terminations, transactions or other activities under the Mr. Buckley’s 10b5-1 plan, except as may be required by law.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2008	TRUE RELIGION APPAREL, INC.

By: Name: Title:	/s/ Peter F. Collins Peter F. Collins Chief Financial Officer